UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 30, 2015

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. Third Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 503-0153

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2015, New Jersey Mining Company, Inc. (the “Company”) entered into a Member Interest Purchase Agreement (“Purchase Agreement”) and a Net Smelter Return Royalty Agreement (“NSR”) that transferred ownership of Marathon Gold Corporation’s (“Marathon”) ownership interest in the Golden Chest LLC and gave Marathon a 2% Net Smelter Return Royalty on production from the Golden Chest property, as well as a 2% Net Smelter Return Royalty on patented and unpatented mining claims from an adjacent Area of Interest.

The foregoing description of the Member Interest Purchase Agreement and Net Smelter Return Royalty Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the Member Interest Purchase Agreement and NSR, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Simultaneously, on December 2, 2015, the Company entered into a promissory note and line of credit (the “Note”) at an interest rate of 5% with the Company’s President John Swallow.  As of December 2, 2015, John Swallow had advanced $550,000 to the Company under the note.  The terms of the Note have not been finalized.  A formal written agreement is anticipated.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 2, 2015, with the execution of the Purchase Agreement and NSR, the Company completed the purchase of Marathon’s ownership interest in the Golden Chest LLC, giving the Company a 100-percent interest in the Golden Chest Mine.

The Company and Marathon agreed to accelerate completion of the Option Agreement of October 9, 2015, with the Company rendering total payments of $180,000 to Marathon for its 52.12-percent interest in Golden Chest LLC, a $20,000 discount to the previously announced terms.  Pursuant to the Option Agreement a $10,000 payment was made to Marathon to secure the option.  The Company and Marathon negotiated a lump sum payment of an additional $170,000 to be paid to Marathon as consideration for an early exercise of the option to purchase. Funds obtained from the Note were used in the acquisition to make the payments necessary to finalize the transaction.  Marathon will also receive the NSR on production from the Golden Chest property and an adjacent Area of Interest as partial consideration.

New Jersey Mining Company formed Golden Chest LLC, which owned the Golden Chest Mine, with Marathon Gold Corporation (TSX:MOZ) (“Marathon”) in 2010 with an objective to explore and develop the property. NJMC is the manager and previously held a 47.88-percent ownership interest in Golden Chest LLC. Marathon owned the remaining 52.12-percent.

Item 2.03 Creation of a Direct Financial Obligation.

Pursuant to the Note, the Company has agreed to repay John Swallow the unpaid principal amount of advances made under the Note together with accrued interest thereon.

Item 7.01 Regulation FD Disclosure.

On December 4, 2015, the Company issued a press release entitled “New Jersey Mining Exercises Option, Consolidates Ownership of the Golden Chest Mine.”  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Current Report on Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

On November 30, 2015, the United States District Court of Idaho entered an order dismissing the lawsuit filed earlier this year by Crescent Silver, LLC against the Company. The court granted the Company’s Motion to Dismiss Pursuant to FRCP 12(b)(1) for lack of subject matter jurisdiction and gave Crescent Silver, LLC leave to amend its complaint within 14 days of the court’s order in order to plead diversity jurisdiction. Crescent Silver, LLC did not amend its complaint, and therefore, the court dismissed the lawsuit.  Because the court dismissed the lawsuit on jurisdictional grounds, Crescent Silver, LLC is not barred from re-filing the claim in state court, where there is not a similar diversity requirement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
10.1 99.1

Member Interest Purchase Agreement and Net Smelter Return Royalty Agreement

Press Release, dated December 4, 2015, entitled “New Jersey Mining Exercises Option, Consolidates Ownership of the Golden Chest Mine”*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ Delbert Steiner

Delbert Steiner,

its: Chief Executive Officer

Date: December 4, 2015

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